EXHIBIT 5.2

August 21, 2009

Banco Santander, S.A.
Ciudad Grupo Santander
Avenida de Cantabria
Boadilla del Monte
28660 Madrid, Spain

Santander Finance Preferred S.A. Unipersonal
Ciudad Grupo Santander
Avenida de Cantabria
Boadilla del Monte
28660 Madrid, Spain

Dear Sirs:

I am acting as Spanish counsel to Banco Santander, S.A., a limited liability company (sociedad anónima)  organized under the laws of the Kingdom of Spain, acting as guarantor (the “Bank”), Santander Financial Exchanges Limited, a limited liability company incorporated under the laws of England and Wales (“NewCo”) and Santander Finance Preferred S.A. Unipersonal, a limited liability company (sociedad anónima) incorporated under the laws of the Kingdom of Spain (the “Company”), in connection with the Registration Statement on Form F-4 (the “Registration Statement”) filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and the related Prospectus dated August        , 2009 (the “Prospectus”), in connection with the following proposed exchange offers:

(i) the Bank’s offer to exchange up to 45,048,000 Santander Finance Preferred, S.A. Unipersonal 10.5% Non-Cumulative Guaranteed Series 10 Preferred Securities (par value $25.00 per security) fully and unconditionally guaranteed by the Bank as described in the Prospectus (the “Fixed Rate Exchange Securities”), plus a cash payment described in the Prospectus, for any and all of the securities listed on Schedule A-1 to this opinion,

(ii) NewCo’s offer to exchange up to 6,400,000 Fixed Rate Exchange Securities, plus a cash payment described in the Prospectus, for any and all of the securities listed on Schedule A-2 to this opinion, and

(iii) NewCo’s offer to exchange up to 800,000 Santander Finance Preferred, S.A. Unipersonal Fixed-to-Floating Non-Cumulative Guaranteed Series 11 Preferred Securities (par value $1,000 per security) fully and unconditionally guaranteed by the Bank as described in the Prospectus (the “Fixed-to-Floating Rate Exchange Securities”), plus a cash payment described in the Prospectus, for any and all of the securities listed on Schedule A-3 to this opinion, in each case upon the terms and subject to the conditions set forth in the Prospectus.

The Fixed Rate Exchange Securities and the Fixed-to-Floating Rate Exchange Securities are hereinafter collectively referred to as the “Exchange Preferred Securities.”  Payment of distributions (remuneración) on the Exchange Preferred Securities, as well as payment of the redemption price for the Exchange Preferred Securities upon any redemption thereof and the liquidation distribution of the Exchange Preferred Securities upon the winding up or liquidation of Finance Preferred, will be fully and unconditionally guaranteed by the Bank (the “Guarantees”).  The exchange offers described in paragraphs (i) to (iii) above are hereinafter collectively referred to as the “Exchange Offer.”  The securities listed on Schedules A-1, A-2 and A-3 to this opinion are collectively referred to as the “Existing Securities.”

As such counsel, I have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed relevant and necessary to form a basis for the opinions hereinafter expressed.  In conducting such examinations, I have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to us as copies conform with the originals, and (iii) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.  As to any facts material to this opinion, I have relied upon statements and representations of officers and other representatives of the Bank, NewCo and the Company, and certificates of public officials and have not independently verified such facts.

I have examined such matters of fact and law as I have deemed necessary or advisable for the purposes of this opinion.  Based upon the foregoing, as of the date hereof and subject to the limitations and qualifications herein contained, it is my opinion that:

1.        When the Registration Statement relating to the Exchange Offers has become effective under the Securities Act and the Exchange Preferred Securities have been issued in exchange for the Existing Securities as contemplated by the Registration Statement and Prospectus, such Exchange Preferred Securities will be validly issued.

2.         When the Registration Statement relating to the Securities has become effective under the Securities Act as contemplated by the Registration Statement and the Prospectus, and assuming the Guarantee is valid and legally binding under the laws of the State of New York, the Guarantee will constitute a valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms.

The opinions set forth above are subject to the following qualifications and exceptions:

                (a)           My opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar law of general application affecting creditors’ rights, including, without limitation, applicable fraudulent transfer or other similar laws.

                (b)           My opinion is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, election of remedies and other similar doctrines affecting the enforceability of agreements generally, regardless of whether considered in a proceeding in equity or at law, and to the discretion of the court before which any such proceeding may be brought.

                (c)           My opinions above are subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

In rendering the opinions expressed herein, my examination has been limited to the laws of the Kingdom of Spain and I express no opinion on the laws of any jurisdiction other than the laws of the Kingdom of Spain.  In expressing my opinions herein, I have relied as to all matters of United States and New York law on the opinion of Davis Polk & Wardwell LLP, United States counsel to the Bank, NewCo and the Company.  My opinion is, insofar as such law is concerned, subject to the assumptions, qualifications and exceptions contained in the opinion of Davis Polk & Wardwell LLP.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to my name under the headings “Validity of the Exchange Preferred Securities” in the Prospectus.  In giving such consent, I do not thereby admit that I am in the category of person whose consent is required under Section 7 of the Securities Act.  I also consent to the incorporation by reference of this opinion and consent into a registration statement filed pursuant to Rule 462(b) under the Securities Act.

Very truly yours,

/s/ Natalia Butragueño
Natalia Butragueño

Schedule A-1

Title of Securities	Issuer / Guarantor	Liquidation Preference Per Security	CUSIP and ISIN Numbers / Listing
6.410% Non-Cumulative Guaranteed Series 1 Preferred Securities fully and unconditionally guaranteed	Santander Finance Preferred, S.A. Unipersonal / Banco Santander S.A.	$25	CUSIP: 80281R300; ISIN: US80281R3003 NYSE
6.800% Non-Cumulative Guaranteed Series 4 Preferred Securities fully and unconditionally guaranteed	Santander Finance Preferred, S.A. Unipersonal / Banco Santander S.A.	$25	CUSIP: 80281R706; ISIN: US80281R7061 NYSE
6.500% Non-Cumulative Guaranteed Series 5 Preferred Securities fully and unconditionally guaranteed	Santander Finance Preferred, S.A. Unipersonal / Banco Santander S.A.	$25	CUSIP: 80281R805; ISIN: US80281R8051 NYSE
Floating Rate (U.S. dollar three-month LIBOR plus 0.52%) Non-Cumulative Guaranteed Series 6 Preferred Securities fully and unconditionally guaranteed	Santander Finance Preferred S.A. Unipersonal / Banco Santander S.A.	$25	CUSIP: 80281R888; ISIN: US80281R8887 NYSE

Schedule A-1

Schedule A-2

Title of Securities	Issuer / Guarantor	Liquidation Preference Per Security	CUSIP and ISIN Numbers / Listing
7.300% Depositary Shares, each representing a 1/1,000th Interest in a Share of Series C Non-Cumulative Perpetual Preferred Stock of Sovereign Bancorp, Inc.	Sovereign Bancorp, Inc. / None	$25	CUSIP: 845905405 ISIN: US8459054057 NYSE

Schedule A-2

Schedule A-3

Title of Securities	Issuer / Guarantor	Liquidation Preference Per Security	CUSIP and ISIN Numbers / Listing
8.963% Non-Cumulative Guaranteed Trust Preferred Securities	Abbey National Capital Trust I / Abbey National plc	$1,000	CUSIP: 002927AA9 ISIN: US002927AA95 Luxembourg

Schedule A-3